FOR IMMEDIATE RELEASE

Edward Jones Bank Receives Approval from Federal Deposit Insurance Corporation and Utah Department of Financial Institutions, Expanding How the Firm Serves Clients

Milestone reinforces the firm’s commitment to helping clients simplify their financial lives through integrated solutions

[St. Louis, MO] – [February 27, 2026] – Earlier today, the Federal Deposit Insurance Corporation (FDIC) and the Utah Department of Financial Institutions (UDFI) conditionally approved The Jones Financial Companies, L.L.L.P.’s application to establish Edward Jones Bank. This is a pivotal step to more comprehensively meet clients' saving, spending and borrowing needs and help them achieve financially what is most important to them.

Edward Jones Bank will integrate the firm’s existing reserve line of credit (RLOC) portfolio, currently available in 47 states and Washington, D.C., and expand availability to all 50 states, giving clients greater flexibility and convenience in managing their borrowing needs. The bank will also take deposits through the Edward Jones insured bank deposit program and plans to offer CDs to clients.

“This approval marks an exciting moment in Edward Jones’ deep century-long history of helping people achieve financial fulfillment,” said Managing Partner Penny Pennington, Edward Jones. “Planning for what’s next looks different to every person and every family. This expansion, along with meaningful partnerships with our financial advisors, will allow us to further help millions of families achieve what matters most to them.”

This development complements Edward Jones’ ongoing relationship with U.S. Bank, which offers co-branded checking and credit card products – Edward Jones® Everyday Solutions Powered by U.S. Bank® – to support clients’ everyday spending needs.

The approval of the bank application is a major milestone in the firm’s evolution as a financial services firm to serve new and different types of clients through experiences, products and services, and technology designed to help meet their unique needs. From driving industry innovation through Edward Jones Ventures, expanded advisory programs, tailored private wealth client offerings through Edward Jones Generations™, and investments in financial advisor acumen and innovation, Edward Jones continues to reaffirm its forward-looking commitment to putting clients’ needs first.

"For over a century, clients have relied on Edward Jones financial advisors for trusted investment and retirement guidance, and we recognize when client needs are shifting,” said David Chubak, Head of Wealth Management and Field Management at Edward Jones. “They want a more complete view of their financial lives. With the approval of our bank application, we can now deliver even better on what our clients are asking for. By bringing together our client's entire financial picture, we’re empowering our financial advisors to provide deeper, more meaningful advice and support clients through every stage of their financial journey.”

Edward Jones Bank President Andrea Moss and the Board of Directors will work in partnership with the firm's financial advisors to bring Edward Jones Bank offerings to clients. The bank plans to open by early 2027 and will be headquartered in the Salt Lake City, Utah, area.

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About Edward Jones

Edward Jones is a leading financial services firm in the U.S. and through its affiliate in Canada. The firm's more than 20,000 financial advisors serve more than 9 million clients with a total of $2.5 trillion in client assets under care as of Dec. 31, 2025. Edward Jones' purpose is to partner for positive impact to improve the lives of its clients and colleagues, and together, better our communities and society. Through the dedication of the firm's approximately 55,000 associates and our branch presence in 68% of U.S. counties and most Canadian provinces and territories, the firm is committed to helping more people achieve financially what is most important to them. The Edward Jones website is at www.edwardjones.com, and its recruiting website is www.careers.edwardjones.com. Member SIPC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “will,” “should,” "plan," and other expressions which predict or indicate future events and trends, and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of The Jones Financial Companies, L.L.L.P. (the "Partnership"). These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Partnership to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

These forward-looking statements were based on information, plans, and estimates as of the date of this report, and the Partnership does not undertake to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.